Exhibit 10.5

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

Effective this 1st day of January 2016 (“Effective Date”), this agreement AMENDS AND RESTATES the EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT (“Agreement”), which was originally entered into effective January 1, 2007, and subsequently amended on December 12, 2008, between FIRST NATIONAL BANK OF NORTHERN CALIFORNIA (“Bank”), a national bank located in South San Francisco, California, and organized under the laws of the United States, and RANDY BRUGIONI (“Executive”), a member of a select group of management and highly compensated employees of the Bank. The purpose of this amended and restated Agreement is to memorialize certain changes agreed to by the Board and the Executive relating to retirement and change in control.

It is intended that the Agreement be “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and not be construed to provide income to the participant or beneficiary under the Internal Revenue Code of 1986, as amended (the “Code”), particularly Section 409A of the Code and guidance or regulations issued thereunder, prior to actual receipt of benefits.

Article 1

Definitions and Construction

Where the following words and phrases appear in the Agreement, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

1.1	“Accrued Liability Balance” shall mean the amount accrued by the Bank to fund the future benefit expense associated with this Agreement, using the annual plan discount rate which is defined as the discount rate set forth on Schedule A hereto.

1.2	“Beneficiary” shall mean the designated person(s), or the estate of the deceased Executive, entitled to benefits, if any, upon Executive’s death, as described under Article 4. Such Beneficiary shall be designated on the Beneficiary Designation Form attached hereto, and shall be signed and delivered to the Plan Administrator from time to time, as required.

1.3	“Board” shall mean the Board of Directors of the Bank.

1.4	“Change in Control” shall mean a change in ownership or control of the Bank as defined in Treasury Regulation §1.409A-3(i)(5) or any subsequently applicable Treasury Regulation.

1.5	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

1.6	“Disability” shall mean Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank, provided that the definition of Disability applied under such Disability insurance program complies with the requirements of Section 409A. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of Social Security Administration’s or the provider’s determination.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

1.7	“Early Involuntary Termination” shall mean that the Bank terminates Executive’s employment, in writing at any time, and such termination is not due to Disability, a Termination for Cause, or an approved leave of absence. For purposes of this Agreement, a Termination for “Good Reason” shall be treated as an Early Involuntary Termination.

1.8	“Early Voluntary Termination” shall mean that Executive terminates employment with the Bank before January 1, 2017, and such termination is not due to death, Disability, a Termination for Good Reason, or following a Change in Control.

1.9	“Effective Date” shall mean January 1, 2016.

1.10	“Normal Retirement Date” shall mean the date on which Executive has a Separation from Service for any reason (except for “Cause”) from the Bank on or after January 1, 2017.

1.11	“Plan Administrator” shall mean the plan administrator described in Article 6.

1.12	“Plan Year” shall mean each twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Plan and end on the following December 31.

1.13	“Separation from Service” shall mean Executive’s employment with Bank has terminated and the Executive is not performing significant services for the Bank. At all times, this definition of Separation from Service shall be applied consistent with Section 409A of the Internal Revenue Code. For purposes of this Agreement, whether a termination of employment or service has occurred is determined based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an Executive or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an Executive or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than 36 months). Facts and circumstances to be considered in making this determination include, but are not limited to, whether the Executive continues to be treated as an Executive for other purposes (such as continuation of salary and participation in Executive benefit programs), whether similarly situated service providers have been treated consistently, and whether the Executive is permitted, and realistically available, to perform services for other service recipients in the same line of business. An Executive will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is fifty percent (50%) or more of the average level of service performed by the Executive during the immediately preceding thirty-six (36) month period.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

1.14	“Termination for Cause” has that meaning set forth in Article 5.

1.15	“Termination for Good Reason” shall mean, without the Executive’s express written consent, the occurrence of any one or more of the following conditions that results in a material negative change in the employment relationship between the Bank and the Executive, and shall require an actual Separation from Service by the Executive within the two-year period following the initial occurrence of one or more of these conditions. In order for a Separation from Service to qualify as a Termination for Good Reason, Executive must give notice to the Bank within 90 days after the condition providing a basis for a good-reason condition first exists, and Executive must give the Bank 30 days from receipt of notice to cure the condition. The qualifying conditions are as follows:

(a)	A material reduction in the Executive’s Base Salary;

(b)	Failing to maintain Executive’s amount of benefits under or relative level of participation in the Bank’s employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date of this Agreement, including any perquisite program; provided, however, that any such change that applies consistently to all executive officers of the Bank or is required by applicable law shall not be deemed to constitute Good Reason;

(c)	Failing to require any Successor Company to assume and agree to perform the Bank’s obligations hereunder;

(d)	The occurrence of any one or more of the following events on or after the announcement of the transaction which leads to a Change of Control and up to twenty–four (24) calendar months following the effective date of a Change in Control:

(1)	Requiring Executive to be based at a location that requires the Executive to travel at least an additional thirty-five (35) miles per day;

(2)	Requiring Executive to report to a position which is at a lower level than the highest level to which Executive reported within the six (6) months prior to the Change in Control;

(3)	A material change to or reduction in Executive’s duties, position or responsibilities; provided that for the purposes of delivery of notice under Section 1.15, a material change or reduction that occurs incrementally over a period of time (not to exceed twelve (12) months) shall be deemed to have occurred when such change or reduction, in the aggregate, becomes material.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

Article 2

Distributions During Lifetime

2.1	Normal Retirement Benefit. Upon Executive’s Normal Retirement Date while in the active service of the Bank, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1	Amount of Benefit. The benefit under this Section 2.1 is the Accrued Liability Balance, calculated as of the last day of the month preceding the date of Separation from Service, as shown on the attached Schedule A. This benefit is determined by calculating a twenty-year fixed annuity from said Accrued Liability Balance, crediting interest on the unpaid balance at the annual plan discount rate, compounded monthly, and paid out according to Section 2.1.2 herein.

2.1.2	Form and Timing of Benefit. Subject to Section 2.6, the Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments, commencing on the first day of the month following the Executive’s Separation from Service. The annual benefit shall be paid to the Executive for twenty (20) years (240 months).

2.2	Early Voluntary Termination Benefit. Upon the Executive’s Early Voluntary Termination, the Executive shall not be entitled to a benefit under this Agreement

2.3	Early Involuntary Termination Benefit. Upon the Executive’s Early Involuntary Termination prior to January 1, 2017, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1	Amount of Benefit. The benefit under this Section 2.3 is the Accrued Liability Balance, calculated as of the last day of the month preceding the Executive’s date of Separation from Service. This benefit is determined by calculating a twenty-year fixed annuity from said Accrued Liability Balance, crediting interest on the unpaid balance at the annual plan discount rate, compounded monthly.

2.3.2	Form and Timing of Benefit. Subject to Section 2.6, the Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments, commencing on the first day of the month following the Separation from Service. The annual benefit shall be distributed to the Executive for twenty (20) years.

2.4	Disability Benefit. Upon the Executive’s Disability prior to January 1, 2017, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1	Amount of Benefit. The benefit under this Section 2.4 is the Accrued Liability Balance, calculated as of the last day of the month preceding the Executive’s date of Disability. This benefit is determined by calculating a twenty-year fixed annuity from said Accrued Liability Balance, crediting interest on the unpaid balance at the annual plan discount rate, compounded monthly.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

2.4.2	Form and Timing of Benefit. Subject to Section 2.6, the Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments, commencing on the first day of the month following the date of Disability. The annual benefit shall be distributed to the Executive for twenty (20) years (240 months).

2.5	Change in Control Benefit. Upon a Change in Control followed by the Executive’s Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Article.

2.5.1	Amount of Benefit. The benefit under this Section 2.5 is the Normal Retirement Benefit described in Section 2.1.1, except that in the case of a Change in Control of the Bank prior to December 31, 2017, the Accrued Liability Balance is the projected Accrued Liability Balance as of December 31, 2017, as reflected on Schedule A.

2.5.2	Form and Timing of Benefit. Subject to Section 2.6, the Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments, commencing on the first day of the month following Separation from Service. The annual benefit shall be distributed to the Executive for twenty (20) years (240 months).

2.5.3	Excess Parachute Payment If all or any portion of the amounts payable to the Executive under this Agreement, either alone or together with other payments which the Executive has the right to receive from the Bank, constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), the Bank shall be responsible for the payment of such excise tax such that the Executive is in the same after-tax position as if there were no excise tax (a “gross-up”), and the Bank (and its successor) shall be responsible for any loss of deductibility related thereto. The determination of the amount of any such excise taxes shall be made by the independent accounting firm employed by the Bank immediately prior to the Change in Control. If at a later date it is determined (pursuant to final regulations or published rulings of the IRS, final judgment of a court of competent jurisdiction or otherwise) the amount of excise taxes payable by the Executive is greater than the amount initially determined, then the Bank (or its successor) shall pay the Executive an amount equal to the sum of such additional excise taxes, any interest, fines and penalties resulting from such underpayment, plus an amount necessary to substantially reimburse the Executive for any income, excise or other taxes payable by the Executive with respect to such amounts. The “gross-up” payment described in this Section 2.5.3 shall expire on December 31, 2017, following which the Executive shall have sole responsibility for any excise tax, income tax, and any other penalty or tax associated with a payment made under this Agreement.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

2.5.3.1	Timing of Payment of Amounts under Section 2.5.3. Payment of any “gross-up” amounts under this Section 2.5.3 shall be made, if not sooner, by the end of the Executive’s taxable year next following the Executive’s taxable year in which the related taxes are remitted to the taxing authority.

2.6	Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, distributions under this Agreement to an employee who is a “specified employee” under Section 409A of the Code at the date of their Separation from Service may not commence earlier than six (6) months after the date of a Separation from Service. In the event a distribution is delayed pursuant to this Section, the originally scheduled distribution shall be delayed for 6 months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six months and instead be made on the first day of the seventh month.

2.7	Certain Accelerated Payments. In certain limited circumstances the Bank may make an accelerated distribution to the Executive of deferred amounts, solely to the extent that such distribution meets the requirements of Section 1.409A-3(j)(4). In order to make such accelerated payments, Bank will notify Executive of the specific Section 1.409A-3(j)(4) exemption being relied upon by the Bank in making the accelerated payments.

2.8	Subsequent Changes to Time and Form of Payment. The Bank may permit a subsequent change to the time and form of benefit distributions. Any such change shall be considered made only when it becomes irrevocable under the terms of the Agreement. Any change will be considered irrevocable not later than 30 days following acceptance of the change by the Plan Administrator, subject to the following rules intended to comply with Treasury Regulation 1.409A:

(a)	the subsequent deferral election may not take effect until at least 12 months after the date on which the election is made (i.e. If a distribution event occurs in the interim, the original distribution method must be followed);

(b)	the payment (except in the case of death, disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five years from the date such payment would otherwise have been paid; and

(c)	in the case of a payment made at a specified time, the election must be made not less than 12 months before the date the payment is scheduled to be paid.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

Article 3

Distribution Upon Death

3.1	Death. Upon Executive’s death, this Agreement shall terminate automatically and no additional payment shall be made. A death benefit is provided under a separate split dollar arrangement between the Executive and the Bank.

Article 4

Beneficiaries

[This article intentionally left blank]

Article 5

General Limitations

5.1	Termination for Cause. In the event that Executive’s employment is terminated for Cause, Executive shall forfeit all rights and benefits under this Agreement.

“Cause” shall mean (i) the Executive’s willful misconduct, usurpation of business opportunity or gross negligence related to the Bank; provided that Executive shall first be given ten (10) days following written notice from the Board to cure any such breach (to the extent such breach is capable of being cured); (ii) the Executive’s willful failure to adhere to the reasonable policies of the Bank or any State of California or federal banking laws (including the laws, rules, or regulations of the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency); provided that Executive shall first be given ten (10) days following written notice from the Board to commence compliance with such policies or laws to the extent such failure is able to be complied with subsequently; (iii) the Executive’s unauthorized disclosure to third parties of any confidential information (including trade secrets) of the Bank; or (iv) the Executive’s conviction of or entering of a guilty pleas or a plea of no contest with respect to (A) a felony, (B) any crime involving fraud, larceny, or embezzlement, or (C) any other crime involving moral turpitude which is injurious to the reputation of the Bank. No act, or failure to act, by Executive shall be “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the best interest of the Bank.

Article 6

Administration of Agreement

6.1	Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement, provided that such amendments and interpretations are made at all times in compliance with Section 409A of the Code.

6.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

6.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement, provided that such decisions or actions are in compliance with Section 409A of the Code.

6.4	Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5	Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circum-stances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6	Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

6.7	Arbitration.

a)	Any disagreement, dispute, controversy or claim arising out of or in any way related to this Agreement or the subject matter thereof or the interpretation hereof or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity hereof shall be settled exclusively and finally by arbitration.

b)	The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) then in effect.

c)	The arbitral tribunal shall consists of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who (A) maintains his or her principal place of business or residence in Northern California and (B) is a retired judge of the State of California.

d)	The arbitration shall be conducted in San Francisco, California, or in any other city of the United States of America as the parties to the dispute may designate by mutual written consent.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

e)	Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be entered in any court having jurisdiction thereof.

6.8	Attorneys’ Fees and Gross Ups. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, (a) each party shall pay his own attorneys’ arbitration fees incurred; (b) the prevailing party shall be entitled to recover from the other party reasonable expenses, attorneys’ fees and costs incurred in the enforcement or collection of any judgment or award rendered. The “prevailing party” means any party (one party or both parties, as the case may be) determined by the arbitrator(s) or court to be entitled to money payments from the other, not necessarily the party in whose favor a judgment is rendered. To the extent that the reimbursement of any expenses or the provision of any in-kind benefits under this Agreement is subject to Section 409A, (i) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any one calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year (provided, that, this clause (i) will not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect); (ii) reimbursement of any such expense shall be made by no later than December 31 of the year following the calendar year in which such expense is incurred; and (iii) Employee’s right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

6.9	Trust. Notwithstanding the unfunded nature of this Agreement, the Bank and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Bank’s discretion if the Executive does not so request and the Bank nonetheless deems it appropriate, the Bank may establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the “Trust” or “Trusts”) upon such terms and conditions as the Bank, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Bank to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank’s obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank’s general creditors until paid to the Executive in such manner and at such times as specified in this Agreement.

Article 7

Claims and Review Procedures

7.1	Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

7.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

7.1.2	Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.1.3	Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

7.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

7.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

7.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

7.2.4	Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.2.5	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 8

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. Additionally, the Bank may unilaterally amend this Agreement to comply with mandatory directives from its primary federal regulator or as a result of changes in tax or other law governing this Agreement that would be materially detrimental to the Bank. In the event of such an amendment, the Bank shall give Executive 30 days written notice of its intent to make such a change, and Executive shall be given a reasonable opportunity to seek legal advice concerning the impact of such a change. No such amendment shall reduce or eliminate Executive’s vested benefit.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2	No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

9.4	Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

9.6	Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7	Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8	Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9	Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10	This Section 9.10 is intentionally left blank.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12	Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

9.13	Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

First National Bank of Northern California

975 El Camino Real

South San Francisco, CA 94080

9.14	Opportunity to Consult with Independent Advisors. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive’s right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G or 4999 of the Code, Section 409A of the Code and guidance or regulations thereunder, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which, with the exception discussed in Section 2.5.3 herein, in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects, with the exception of the reimbursement provision in Section 2.5.3, which shall be subject to reimbursement by the Bank, or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this Section 9.14. The Executive further acknowledges that he has read, understands and consents to all of all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE:	BANK:

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

By
(Name of Executive)
Title:
13

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

Randy Brugioni
Schedule A
(Discount Rate = 5.75%)

	Beginning			Ending
	Accrued			Accrued	Monthly
	Liability	Service	Imputed	Liability	Expense
Date	Balance	Cost	Interest	Balance	Recognition

January, 2016	$524,204.00	$35,307.23	$2,511.81	$562,023.04	$37,819.04
February, 2016	562,023.04	35,307.23	2,693.03	600,023.30	38,000.26
March, 2016	600,023.30	35,307.23	2,875.11	638,205.64	38,182.34
April, 2016	638,205.64	35,307.23	3,058.07	676,570.94	38,365.30
May, 2016	676,570.94	35,307.23	3,241.90	715,120.07	38,549.13
June, 2016	715,120.07	35,307.23	3,426.62	753,853.92	38,733.85
July, 2016	753,853.92	35,307.23	3,612.22	792,773.37	38,919.45
August, 2016	792,773.37	35,307.23	3,798.71	831,879.31	39,105.94
September, 2016	831,879.31	35,307.23	3,986.09	871,172.63	39,293.32
October, 2016	871,172.63	35,307.23	4,174.37	910,654.23	39,481.60
November, 2016	910,654.23	35,307.23	4,363.55	950,325.01	39,670.78
December, 2016	950,325.01	35,307.23	4,553.64	990,185.88	39,860.87
January, 2017	990,185.88	35,307.23	4,744.64	1,030,237.75	40,051.87
February, 2017	1,030,237.75	35,307.23	4,936.56	1,070,481.54	40,243.79
March, 2017	1,070,481.54	35,307.23	5,129.39	1,110,918.16	40,436.62
April, 2017	1,110,918.16	35,307.23	5,323.15	1,151,548.54	40,630.38
May, 2017	1,151,548.54	35,307.23	5,517.84	1,192,373.61	40,825.07
June, 2017	1,192,373.61	35,307.23	5,713.46	1,233,394.30	41,020.69
July, 2017	1,233,394.30	35,307.23	5,910.01	1,274,611.54	41,217.24
August, 2017	1,274,611.54	35,307.23	6,107.51	1,316,026.28	41,414.74
September, 2017	1,316,026.28	35,307.23	6,305.96	1,357,639.47	41,613.19
October, 2017	1,357,639.47	35,307.23	6,505.36	1,399,452.06	41,812.59
November, 2017	1,399,452.06	35,307.23	6,705.71	1,441,465.00	42,012.94
December, 2017	1,441,465.00	35,307.22	6,907.02	1,483,679.24	42,214.24

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